UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2015

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 1900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Letter Agreement with the Interim Chief Executive Officer and President
On December 18, 2015, Cheniere Energy, Inc. (the “Company”) established the employment arrangements of Neal A. Shear, its Interim Chief Executive Officer and President. Mr. Shear’s term will continue through June 15, 2016, unless terminated earlier by the Company or Mr. Shear, and Mr. Shear will receive a base salary at an annual rate of $1,000,000, a cash incentive equal to $1,500,000, which will be payable to Mr. Shear on June 15, 2016 (the “Incentive Payment”), and an award of 36,330 phantom units under the Company’s 2015 Long-Term Cash Incentive Plan, which vests on June 15, 2016 (the “Incentive Award”). If, prior to the earliest to occur of (1) June 15, 2016, (2) the date on which a successor chief executive officer begins service to the Company and (3) the consummation of a change of control of the Company, Mr. Shear’s employment with the Company is terminated (a) by the Company for cause or (b) due to Mr. Shear’s voluntary resignation without good reason, then Mr. Shear will forfeit the Incentive Payment and Incentive Award. In addition, Mr. Shear will be entitled to participate in the Company’s employee benefit and welfare plans and be entitled to a housing and travel stipend equal to $40,000 per month.
Mr. Shear’s arrangements are set forth in a letter agreement (the “Letter Agreement”), which is filed as Exhibit 10.1 hereto and incorporated by reference herein. The foregoing summary of the Letter Agreement and the Incentive Award does not purport to be complete and is qualified by reference to the Letter Agreement and the attached form of Incentive Award agreement.
Annual Compensation Actions
On December 18, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company recommended and the Board approved a bonus payment under the Company’s annual bonus program for each of the executive officers of the Company with respect to the year ended December 31, 2015, payable in cash. The following table sets forth the 2015 cash bonus award for each of the Company’s executive officers, who are named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed in 2015 and who remain employees of the Company.
2015 Cash Bonus Awards

Executive Officer	2015 Cash Bonus Award
Michael Wortley Senior Vice President and Chief Financial Officer	$436,800
Meg Gentle Executive Vice President-Marketing	$486,720
Jean Abiteboul Senior Vice President-International	$370,742*
Anatol Feygin Senior Vice President- Strategy & Corporate Development	$374,400

* Mr. Abiteboul’s 2015 cash bonus award is £248,503. The amount reported in the table represents the U.S. dollar equivalent based on the December 18, 2015 exchange rate of 1 GBP to $1.4919.

Item 9.01.    Financial Statements and Exhibits.
d) Exhibits

Exhibit

Number	Description

10.1	Letter Agreement between Cheniere Energy, Inc. and Neal Shear, dated December 18, 2015 (including the Form of Phantom Unit Award Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: December 23, 2015	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number	Description

10.1	Letter Agreement between Cheniere Energy, Inc. and Neal Shear, dated December 18, 2015 (including the Form of Phantom Unit Award Agreement).